                                                                    EXHIBIT 4.19

--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                                 TRUST AGREEMENT


                            Dated as of May 24, 2001


                                     between


                            THAYER LEASING COMPANY-1,
                              As Owner Participant


                                       and


                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                        Individually and as Owner Trustee



                          -----------------------------


                 One aircraft of the make and model and bearing
                   U.S. Registration Number and Manufacturer's
                   Serial Number listed on Schedule A hereto.


                               -------------------


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
Parties ........................................................................................................ 1

ARTICLE I         DEFINITIONS AND TERMS                                                                          1
         Section 1.1. Certain Definitions........................................................................1

ARTICLE II        AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS; DECLARATION OF TRUST                         1
         Section 2.1. Authority to Execute Documents.............................................................1
         Section 2.2. Declaration of Trust.......................................................................1

ARTICLE III       ACTIONS AT CLOSING TIME                                                                        2
         Section 3.1. Actions at Closing Time....................................................................2
         Section 3.2. Conditions Precedent.......................................................................2

ARTICLE IV        PAYMENTS AND DISTRIBUTIONS                                                                     2
         Section 4.1. Payments from Trust Estate Only............................................................2
         Section 4.2. Method of Payment..........................................................................2
         Section 4.3. Distribution of Payments.  (a).............................................................2
         Section 4.4. Certain Distributions to Owner Participant.................................................3
         Section 4.5. Multiple Owner Participants................................................................3

ARTICLE V         DUTIES OF THE OWNER TRUSTEE                                                                    3
         Section 5.1. Action Upon Instructions...................................................................3
         Section 5.2. Notice of Event of Default.................................................................4
         Section 5.3. Indemnification............................................................................4
         Section 5.4. No Duties Except as Specified in Trust Agreement or Instructions...........................4
         Section 5.5. No Action Except Under Specified Documents or Instructions.................................5
         Section 5.6. Fixed Investment Trust.....................................................................5

ARTICLE VI        THE OWNER TRUSTEE                                                                              5
         Section 6.1. Acceptance of Trusts and Duties............................................................5
         Section 6.2. Absence of Certain Duties; Furnishing of Documents.........................................6
         Section 6.3. No Representations or Warranties as to Certain Matters.....................................6
         Section 6.4. No Segregation of Moneys Required..........................................................7
         Section 6.5. Reliance Upon Certificates, Counsel and Agents.............................................7
         Section 6.6. Not Acting in Individual Capacity..........................................................8
         Section 6.7. Fees; Compensation.........................................................................8
         Section 6.8. Tax Returns................................................................................8

ARTICLE VII INDEMNIFICATION OF THE BANK BY OWNER PARTICIPANT                                                     9
         Section 7.1. Owner Participant to Indemnify the Bank....................................................9

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

                                                                                                               Page
ARTICLE VIII      TRANSFER OF AN OWNER PARTICIPANT'S INTEREST                                                   10
         Section 8.2. Actions of Owner Participants.............................................................10

ARTICLE IX        SUCCESSOR OWNER TRUSTEES; CO-OWNER TRUSTEES; AND SEPARATE OWNER TRUSTEES                      10
         Section 9.1. Resignation of Owner Trustee; Appointment of Successor....................................10
         Section 9.2. Co-Trustees and Separate Trustees.  (a)...................................................11

ARTICLE X         SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT AND OTHER DOCUMENTS                             13
         Section 10.1. Supplements and Amendments and Delivery Thereof..........................................13
         Section 10.2. Discretion as to Execution of Documents..................................................13
         Section 10.3. Absence of Requirements as to Form.......................................................14
         Section 10.4. Distribution of Documents................................................................14
         Section 10.5. No Request Needed as to Lease Supplement and Trust Indenture Supplement..................14

ARTICLE XI        MISCELLANEOUS                                                                                 14
         Section 11.1. Termination of Trust Agreement...........................................................14
         Section 11.2. Owner Participant Has No Legal Title to Trust Estate.....................................15
         Section 11.3. Assignment, Sale, etc. of Aircraft.......................................................15
         Section 11.4. Trust Agreement for Benefit of Certain Parties Only......................................15
         Section 11.5. Citizenship of Owner Participant.........................................................16
         Section 11.6. Notices..................................................................................16
         Section 11.7. Severability.............................................................................16
         Section 11.8. Waivers, etc.............................................................................16
         Section 11.9. Counterparts.............................................................................16
         Section 11.10. Binding Effect, etc.....................................................................16
         Section 11.11. Headings; References....................................................................17
         Section 11.12. GOVERNING LAW...........................................................................17
         Section 11.13. Performance by Owner Participant........................................................17
         Section 11.14. Limitation on Owner Participant's Liability.............................................17


Schedule A - Aircraft Description
                                       ii
AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

                      AMENDED AND RESTATED TRUST AGREEMENT


         AMENDED AND RESTATED TRUST AGREEMENT dated as of May 24, 2001 between THAYER LEASING COMPANY-1, a Delaware corporation (the "Owner Participant"), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (formerly First Security Bank, National Association), a national banking association (in its individual capacity, the "Bank", and otherwise not in its individual capacity but solely as trustee hereunder, and with its permitted successors and assigns called the "Owner Trustee") amending and restating that certain Trust Agreement dated as of April 9, 2001 between Owner Participant and First Security Bank, National Association, a national banking association, filed with the FAA on April 9, 2001 and pertaining to the Aircraft described on Schedule A hereto;


                                   WITNESSETH:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

         Section 1.1. Certain Definitions. Unless the context shall otherwise require, the capitalized terms used herein shall have the respective meanings assigned to them in Annex A to the Amended and Restated Lease Agreement relating to the lease of the aircraft specified on Schedule A hereto, dated as of the date hereof, among American Airlines, Inc., as Lessee and the Owner Trustee, as Lessor, as amended, modified or supplemented from time to time, which Annex A also contains rules of usage which shall apply herein.

                                   ARTICLE II

                     AUTHORITY TO EXECUTE CERTAIN OPERATIVE
                         DOCUMENTS; DECLARATION OF TRUST

         Section 2.1. Authority to Execute Documents. The Owner Participant hereby authorizes and directs the Owner Trustee and the Owner Trustee hereby agrees for the benefit of the Owner Participant (i) on and after the Closing Date, to execute and deliver the Operative Documents to which the Owner Trustee is a party and any other agreements, instruments or documents to which the Owner Trustee is a party in the respective forms thereof delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery, (ii) subject to the terms hereof, to exercise its rights and perform its duties under the documents referred to in this Section 2.1 in accordance with the terms thereof and (iii) subject to the terms of this Agreement, to take such other action in connection with the foregoing as the Owner Participant may from time to time direct.

         Section 2.2. Declaration of Trust. The Bank hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the Lien of the Indenture.

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

                                  ARTICLE III

                             ACTIONS AT CLOSING TIME

         Section 3.1. Actions at Closing Time. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that at or after the time of the Closing, it will, subject to due compliance with the terms of Section 3.2 hereof take such actions as are required of the Owner Trustee hereunder or under the Indenture, the Participation Agreement or the Lease.

         Section 3.2. Conditions Precedent. The rights and obligations of the Owner Trustee to take the actions required by Section 3.1 hereof shall be subject to (a) the conditions precedent enumerated in the Indenture, the Participation Agreement and the Lease and (b) Owner Participant having notified Owner Trustee that the terms and conditions of Section 4 of the Participation Agreement, insofar as they relate to conditions precedent to performance by Owner Participant of its obligations thereunder, have been either fulfilled to the satisfaction of, or waived by, Owner Participant.

                                   ARTICLE IV

                           PAYMENTS AND DISTRIBUTIONS

         Section 4.1. Payments from Trust Estate Only. All payments to be made by the Owner Trustee under this Agreement shall be made only from the income and the proceeds from the Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Trust Estate, except as specifically provided in Section 6.1. The Owner Participant agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for payment as herein provided and that, except as specifically provided herein, the Owner Trustee is not liable in its individual capacity to the Owner Participant for any amounts payable under this Agreement and is not subject to any liability in its individual capacity under this Agreement except as set forth in Article VI.

         Section 4.2. Method of Payment. Owner Trustee shall make distributions or cause distributions to be made to Owner Participant pursuant to this Section 4 by transferring the amount to be distributed by wire transfer in immediately available funds on the day received (or on the next succeeding Business Day if the funds to be so distributed shall not have been received by Owner Trustee by 12:00 noon, New York City time, and which funds Owner Trustee shall not have been reasonably able to distribute to Owner Participant on the day received) to Owner Participant's account set forth in Schedule I to the Participation Agreement or to such other account or accounts of Owner Participant as Owner Participant may designate from time to time in writing to Owner Trustee; provided, that Owner Trustee shall use reasonable efforts to invest overnight, all funds received by it at or later than 12:00 noon, New York City time, and which funds Owner Trustee shall not have been reasonably able to distribute to Owner Participant on the day received).

         Section 4.3. Distribution of Payments. (a) Until the Indenture shall have been discharged pursuant to Section 13.01 thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

Excepted Property) payable to Owner Trustee shall be payable directly to Loan Trustee (and, if any of the same are received by Owner Trustee, shall upon receipt be paid over to loan Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Indenture; provided, that any payments received by Owner Trustee from (a) Lessee with respect to Owner Trustee's fees and disbursements or (b) Owner Participant pursuant to Article 7, shall not be paid over to Loan Trustee, but shall be retained by Owner Trustee and applied toward the purpose for which such payments were made.

         (b) Subject to the terms and requirements of the Indenture (prior to the discharge thereof), all payments and amounts received by the Owner Trustee, if any, shall be distributed forthwith upon receipt in the following order of priority: first, so much of such payment or amount as shall be required to reimburse the Owner Trustee for any fees or expenses not reimbursed by the Owner Participant as to which the Owner Trustee is entitled to be reimbursed hereunder shall be retained by the Owner Trustee; and, second, the balance, if any, of such payment or amount remaining thereafter shall be distributed to the Owner Participant.

         Section 4.4. Certain Distributions to Owner Participant. All amounts from time to time distributable by Loan Trustee to Owner Participant pursuant to the Indenture shall, if paid to Owner Trustee, be distributed by Owner Trustee to Owner Participant in accordance with the provisions of Article 3 of the Indenture; provided, that any payments received by Owner Trustee from (a) Lessee with respect to Owner Trustee's fees and disbursements or (b) Owner Participant pursuant to Section 7.1 shall not be paid over to Owner Participant but shall be retained by Owner Trustee and applied toward the purpose for which such payments were made.

         Section 4.5. Multiple Owner Participants. If, as a result of a transfer by Owner Participant under Section 8.1, there is more than one Owner Participant under this Trust Agreement, each such Owner Participant shall hold in proportion to its respective beneficial interest in the Trust Estate an undivided beneficial interest in the entire Trust Estate and is entitled to receive ratably with any other Owner Participant payments distributable by Owner Trustee under this Trust Agreement. No Owner Participant shall have legal title to the Aircraft or any other portion of the Trust Estate.

                                   ARTICLE V

                           DUTIES OF THE OWNER TRUSTEE

         Section 5.1. Action Upon Instructions. Subject to the terms of Section
5.2 hereof and the terms of the other Operative Documents, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take or refrain from such of the following actions, as may be specified in such instructions: (a) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Documents to which the Owner Trustee is a party or in respect of all or any part of the Trust Estate, or take such other action, as shall be specified in such instructions;
(b) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions; (c) approve as satisfactory to it all matters required by the terms of the Lease or the other Operative Documents to be satisfactory to the Owner Trustee, it being understood that without written instructions of the Owner Participant, the Owner Trustee shall not approve any such matter as satisfactory to it; and (d) after the expiration or earlier termination of the Lease,

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1) convey all of the Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of, or from time to time take such other action with respect to, the Aircraft on such terms as shall be designated in such instructions.

         Section 5.2. Notice of Event of Default.

         (a) If Owner Trustee shall have knowledge of a Specified Default or an Event of Default or an Indenture Default or an Indenture Event of Default, Owner Trustee shall give to Owner Participant, Loan Trustee and Lessee prompt telephonic notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid; provided, that (i) in the case of an event which with the passage of time would constitute an Indenture Event of Default of the type referred to in paragraph (c), (d) or (i) of Section 8.01 of the Indenture, such notice shall in no event be furnished later than ten days after Owner Trustee shall first have knowledge of such event and (ii) in the case of a misrepresentation by Owner Trustee which with the passage of time would constitute an Indenture Event of Default of the type referred to in Section 8.01(e) of the Indenture, such notice shall in no event by furnished later than ten days after Owner Trustee shall first have knowledge of such event.

         (b) Subject to the terms of Section 5.4, Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Indenture, with respect to such Specified Default, Event of Default, Indenture Default or Indenture Event of Default or other event as Owner Trustee shall be directed in writing by Owner Participant. For all purposes of this Trust Agreement, the Lease and the other Operative Documents, in the absence of actual knowledge of Owner Trustee, Owner Trustee shall not be deemed to have knowledge of a Specified Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by Loan Trustee, Owner Participant or Lessee.

         Section 5.3. Indemnification. The Owner Trustee shall not be required to take any action under Section 5.1 hereof or under Section 5.2 (other than the giving of the notices referred to therein) hereof if Owner Trustee shall reasonably believe that it is not adequately indemnified by the Owner Participant under Article VII hereof, unless the Owner Trustee shall have been indemnified by the Owner Participant, in manner and form reasonably satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith other than any such liability, cost or expense for which the Owner Trustee is answerable or accountable pursuant to the third sentence of Section
6.1 hereof. The Owner Trustee shall not be required to take any action under
Section 5.1 hereof or under Section 5.2 (other than the giving of the notices referred to therein) hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which the Owner Trustee is a party, or is otherwise contrary to law, and the Owner Trustee in such case shall deliver promptly to the Owner Participant written notice of the basis of its refusal to act.

         Section 5.4. No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any of the Operative Documents to which the Owner Trustee is a party, except as expressly required by the terms of any of the

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

Operative Documents to which the Owner Trustee is a party, or as expressly provided by the terms hereof or in a written instruction from the Owner Participant received pursuant to the terms of Section 5.1 or 5.2, and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. Notwithstanding anything to the contrary contained in this Agreement, the Bank agrees that it will, at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.1 hereof or under the Participation Agreement), promptly take such action as may be necessary duly to discharge and satisfy in full any Liens on any part of the Trust Estate attributable to the Bank which it is required to discharge pursuant to the Participation Agreement. The Bank agrees to indemnify, protect, save and keep harmless the Owner Participant from and against any loss, cost or expense (including reasonable counsel fees and disbursements) incurred by the Owner Participant as a result of the imposition or enforcement of any such Lien against the Aircraft, any interest herein or on any part of the Trust Estate resulting from any Lien attributable to the Bank.

         Section 5.5. No Action Except Under Specified Documents or Instructions. The Owner Trustee agrees that it shall have no right, power or authority to, and it will not manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except
(a) as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, (b) as expressly provided by the terms hereof, or (c) as expressly provided in written instructions from the Owner Participant pursuant to Section 5.1 or 5.2 hereof, but subject always to the provisions of the Indenture, the Lease and the Participation Agreement.

         Section 5.6. Fixed Investment Trust. Notwithstanding anything in this Trust Agreement to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Owner Participant within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being duly understood that Owner Trustee shall have the power and authority to fulfill Owner Participant's obligations under Section 4.2 hereof and Section 25 of the Lease.

                                   ARTICLE VI

                                THE OWNER TRUSTEE

         Section 6.1. Acceptance of Trusts and Duties. The Bank accepts the trusts hereby created and agrees to perform the same as Owner Trustee but only upon the terms hereof and of the Indenture applicable to it. The Owner Trustee also agrees to receive and disburse all moneys received by it constituting part of the Trust Estate pursuant to the terms hereof. The Bank shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) for performance of the terms of the last sentence of Section 5.4 hereof, (c) for its or the Owner Trustee's failure to use ordinary care to comply with the first sentence of Section 6.8 or to receive, disburse or invest funds in accordance with the terms hereof or the Lease or for any negligence or willful misconduct of the Owner Trustee arising out of its obligations under Section 5.1 hereof, (d) for liabilities that may result from the inaccuracy of any representation or warranty of it, or from the failure by it to perform any covenant, in any Operative Document to which it is a party, (e) for taxes, fees or other charges on, based on or measured by any fees, commissions or other compensation received by the Bank as compensation for its services rendered as the Owner Trustee, (f) its or Owner Trustee's failure

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1) to use ordinary care in receiving or disbursing funds or in connection with its obligation to invest funds pursuant to Section 25 of the Lease or Section 4.2 hereof, or (g) for any liability on the part of Owner Trustee arising out of its negligence or willful or negligent misconduct in connection with its obligations under Section 5.2 hereof (other than paragraph (a) thereof), 6.8 or 9.2 or under
Section 4.01 of the Indenture. The Bank shall have no obligation to advance its individual funds for any purpose, and Owner Trustee shall have no obligation to distribute to Owner Participant, Lessee or any third party any amounts to be paid to Owner Trustee until such amounts are collected by Owner Trustee.

         Section 6.2. Absence of Certain Duties; Furnishing of Documents.

         (a) Except in accordance with written instructions furnished pursuant to Section 5.1 or 5.2 hereof and except as otherwise provided herein or in any other Operative Document to which the Bank or the Owner Participant is a party, neither Owner Trustee nor the Bank shall have any duty (i) to see to any recording or filing of any Operative Document or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the FAA or other governmental agencies, except that of the Bank to comply with the FAA reporting requirements set forth in 14 C.F.R. ss. 47.45 and 14 C.F.R. ss. 47.51, and Owner Trustee shall, to the extent that information for that purpose is timely supplied by Lessee pursuant to any of the Operative Documents, complete and timely submit (and furnish Owner Participant with a copy of) any and all reports relating to the Aircraft that may from time to time be required by the FAA or any government or governmental authority having jurisdiction, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to Owner Participant copies of all reports and other written information which Owner Trustee receives from Lessee pursuant to Section 11 of the Lease, (iii) except as provided in Section 12(c) of the Participation Agreement, Section 4.01 of the Indenture or Section 5.4 or
6.1 hereof, to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owning with respect to or assessed or levied against any part of the Trust Indenture Estate or the Trust Estate, or (iv) to inspect Lessee's books and records with respect to the Aircraft at any time permitted pursuant to the Lease.

         (b) Notwithstanding Section 6.2(a), the Owner Trustee will furnish to the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease or any other Operative Document, unless the same are required to be furnished directly to the Owner Participant by the Lessee pursuant to any Operative Document.

         Section 6.3. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR THE BANK MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF ANY STRICT LIABILITY OBLIGATION OR ANY OTHER

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF WHATSOEVER, except that the Bank represents and warrants that at the time of the Closing the Owner Trustee has whatever title was conveyed to it by the Manufacturer and that the Aircraft shall, during the Term be free of any Liens attributable to the Bank, and (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any Operative Document to which the Owner Trustee or the Bank, is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except (x) to the extent that any such statement is expressly made herein or therein by such party as a representation by the Bank or the Owner Trustee, and (y) the Bank hereby represents and warrants that it has all corporate power and authority to execute, deliver and perform this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Bank or the Owner Trustee, as the case may be, and is enforceable against the Bank or Owner Trustee, as the case may be, in accordance with its terms and has been, and (assuming due authorization, execution and delivery by the Owner Participant of this Agreement) the Operative Documents to which it or the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or the Owner Trustee, as the case may be.

         Section 6.4. No Segregation of Moneys Required. Except as provided herein or in the Indenture, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, or except as provided in written instructions from the Owner Participant, and shall be invested as provided in Section 4.2 hereof or Section 25 of the Lease.

         Section 6.5. Reliance Upon Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in good faith in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant or Lessee mentioned herein or in any of the Operative Documents to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be the Chairman of the Board, the President, any Vice President or any other officer and in the name of the Owner Participant or Lessee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee, certified by the Secretary or an Assistant Secretary of Lessee as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may, absent actual knowledge to the contrary, for all purposes hereof rely on a certificate signed by a person purporting to be the Chairman of the Board, the President, any Vice President or any other officer of Lessee or Owner Participant, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1) may consult with counsel, accountants and other skilled persons to be selected and employed by it in each case other than persons regularly employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or opinion of any such counsel, accountants or other skilled persons.

         Section 6.6. Not Acting in Individual Capacity. In executing the trust established hereby the Bank acts in its individual capacity, otherwise the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein or in any other Operative Document; and, except as may be otherwise expressly provided in this Agreement or any other Operative Document to which the Owner Trustee is a party, all Persons, other than the Owner Participant, as provided herein or in the Indenture, having any claim against the Owner Trustee by reason of the transactions contemplated hereby and thereby shall look only to the Trust Estate for payment or satisfaction thereof.

         Section 6.7. Fees; Compensation. The Owner Trustee shall receive from the Owner Participant as compensation for the Owner Trustee's services hereunder such fees, including extraordinary fees, as may heretofore and from time to time hereafter be agreed upon by the Owner Trustee and the Owner Participant, including the fees described in Section 12(a) of the Participation Agreement, and the Owner Trustee shall be reimbursed by the Owner Participant for all reasonable costs and expenses incurred or made by it in accordance with this Agreement. The Owner Trustee shall have a lien on the Trust Estate, prior to any interest therein of the Owner Participant, to secure payment of such fees and expenses.

         Section 6.8. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys received by it under this Agreement or any agreement contemplated hereby. At the request of the Owner Participant, the Owner Trustee agrees to file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created by this Agreement. Upon request of the Owner Participant and at the expense of the Owner Participant, the Owner Trustee shall prepare, execute and file all income tax reports or returns required to be filed with respect to the trusts created hereby. The Owner Participant shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Owner Participant. Upon request, the Owner Trustee and the Owner Participant will provide each other with such instruments, documents, certificates or other information as is reasonably required in connection with the preparation of any such tax report or return. Each party hereto, upon request, will furnish the other party with all such information as may be reasonably required from any such other party in connection with the preparation of such income tax returns. The Owner Trustee shall keep copies of all returns delivered to it. The Owner Trustee (i) shall deliver to the Owner Participant a completed copy of any return requested to be prepared and filed by it not more than 60 and not less than 15 days prior to the due date of such return and (ii) agrees to forward to the Owner Participant in accordance with the provisions of Section 11.5 any communications with respect to taxes pertaining to the Trust Estate which are received by the Owner Trustee.


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


                                   ARTICLE VII

                           INDEMNIFICATION OF THE BANK
                              BY OWNER PARTICIPANT

         Section 7.1. Owner Participant to Indemnify the Bank. The Owner Participant hereby agrees whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnify, protect, save and keep harmless the Bank and its successors, assigns, legal representatives, agents and servants, from and against any and all Claims which may be imposed on, incurred by or asserted against the Bank, whether or not also indemnified by any other Person (provided, however, that to the extent the Bank shall have actually received any payment in the nature of an indemnity payment from any such other Person relating to a Claim hereunder, the Bank shall not be entitled to the amount of any such payment pursuant to this Section 7.1) in any way relating to or arising out of this Agreement or any of the other Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Bank hereunder; provided, that such indemnification shall not extend to (a) any of the foregoing resulting from willful misconduct or gross negligence on the part of the Owner Trustee or the Bank or any agents thereof in the performance or nonperformance of its duties hereunder, or under any other Operative Document to which the Bank or Owner Trustee is a party or (b) any of the foregoing resulting from the inaccuracy of any representation or warranty of the Bank (or from the failure of the Bank to perform any of its covenants) in Section 6.3 hereof or in any of the other Operative Documents, or (c) any of the foregoing resulting from a breach by the Bank of any of its covenants in the Operative Documents, (d) notwithstanding clause (a) above, any of the foregoing resulting from the failure to use ordinary care on the part of the Owner Trustee or the Bank in the receipt, disbursement or investment of funds hereunder or under any other Operative Document to which the Bank or the Owner Trustee is a party, (e) any of the foregoing resulting from taxes, fees or other charges on, based on or measured by any fees, commissions or other compensation received by the Bank as compensation for its services rendered as the Owner Trustee, (f) any liability on the part of Owner Trustee arising out of its negligence or willful or negligent misconduct in connection with its obligations under Section 5.2, 6.8 or 9.2 or under Section 4.01 of the Indenture, or (g) those claims arising under any circumstances or upon any terms where Lessee would not have been required to indemnify the Bank pursuant to Section 10(b) or 10(c) of the Participation Agreement; provided, that before asserting its right to indemnification, if any, pursuant to this Section 7.1, the Bank, so long as the Lease is still in effect, shall first demand its corresponding right to indemnification pursuant to
Section 10 of the Participation Agreement (but need not exhaust any or all remedies available thereunder) or (h) any of the foregoing relating to a resignation by the Owner Trustee. The indemnities contained in this Section 7.1 extend to the Bank only in its individual capacity and shall not be construed as indemnities of the Trust Indenture Estate or the Trust Estate (except to the extent, if any, that the Bank has been reimbursed by the Trust Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this
Section 7.1). The indemnities contained in this Section 7.1 shall survive the termination of this Agreement. The payor of any indemnity under this Article

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

VII shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.

                                  ARTICLE VIII

                   TRANSFER OF AN OWNER PARTICIPANT'S INTEREST

         Section 8.1. (a) Transfer of Interests. All provisions of Section 19(c) of the Participation Agreement shall (with the same force and effect as if set forth in full in this Section 8.1) be applicable to any assignment, conveyance or other transfer by any Owner Participant of any of its right, title or interest in and to the Participation Agreement, the Trust Estate, this Agreement or any other Operative Document to which it is a party. If there is more than one Owner Participant, no assignment, conveyance or other transfer by an Owner Participant of any of its right, title or interest in and to this Agreement or the Trust Estate shall be valid unless each other Owner Participant's prior written consent (which consent may be withheld in the sole discretion of such other Owner Participant) is given to such assignment, conveyance or other transfer.

         Section 8.2. Actions of Owner Participants. If at any time prior to the termination of this Agreement there is more than one Owner Participant, then, subject to Section 11.5, during such time, if any action is required to be taken by all Owner Participants and whenever any direction, authorization, approval, consent, instruction or other action is permitted to be given or taken by Owner Participant, it shall be given or taken only upon unanimous agreement of all Owner Participants; provided, that the termination of this Agreement pursuant to
Section 11.1 may be effected upon the election of any Owner Participant.

                                   ARTICLE IX

                  SUCCESSOR OWNER TRUSTEES; CO-OWNER TRUSTEES;
                           AND SEPARATE OWNER TRUSTEES

         Section 9.1. Resignation of Owner Trustee; Appointment of Successor.
(a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee may resign at any time without cause by giving at least 60 days' prior written notice to the Owner Participant, the Loan Trustee and the Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.1(b) hereof. In addition, the Owner Participant may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, the Loan Trustee and the Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.1(b) hereof. In the case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee, the Owner Participant, the Loan Trustee or the Lessee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1) appointment by such court. Any entity becoming a successor Owner Trustee hereunder shall be deemed the "Owner Trustee" for all purposes hereof, and each reference herein to the Owner Trustee shall thereafter be deemed a reference to such entity.

         (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to Owner Participant, Lessee and Loan Trustee an instrument accepting such appointment and assuming the obligations of Owner Trustee and the Bank under the Operative Document to which each is a party, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably required to cause registration of the Aircraft included in the Trust Estate to be transferred upon the records of the FAA, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

         (c) Qualifications. Any successor Owner Trustee, however appointed, shall be a Citizen of the United States and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

         (d) Merger, etc. Any corporation (or other entity) into which the Owner Trustee or the Bank may be merged or converted or with which it may be consolidated, or any corporation (or other entity) resulting from any merger, conversion or consolidation to which the Owner Trustee or the Bank shall be a party, or any corporation (or other entity) to which substantially all the corporate trust business of the Owner Trustee or the Bank may be transferred (including the owner trusteeship under this Agreement), shall, subject to the terms of Section 9.1(c) hereof, be the Owner Trustee hereunder without further act; provided, that such corporation shall in no event be the Loan Trustee.

         Section 9.2. Co-Trustees and Separate Trustees. (a) If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located or to make or defend any claim or bring or defend any suit or action, or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, or the Owner Trustee shall have been directed to do so by the Owner Participant, the Owner Trustee and Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1) all of which shall be a Citizen of the United States approved by the Owner Trustee and Owner Participant (and the Owner Trustee may appoint one or more of its officers), either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In case any such additional trustee or separate trustee shall resign or be removed, all the assets, property, rights, powers or duties of such additional trustee or separate trustee, as the case may be, so far as permitted by any applicable law, shall vest in and be exercised by a new successor to such additional trustee, appointed in the manner otherwise provided in this Agreement.

         (b) The Owner Trustee shall execute, acknowledge and deliver all such instruments as may be required by any separate or additional trustee for more fully confirming such title, rights or duties to such separate or additional trustee. Upon the acceptance in writing of such appointment, such separate or additional trustee shall be vested with such title to the Trust Estate or any part thereof, and with such rights and duties, as shall be specified in the instrument of appointment, jointly with the Owner Trustee (except insofar as local law makes it necessary for such separate or additional trustee to act alone) subject to all the terms of this Agreement. Any separate or additional trustee may, at any time by a instrument in writing, constitute the Owner Trustee its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf in its name. In case any such separate or additional trustee shall die, become incapable of acting, resigning or being removed, the title to the Trust Estate and all rights and duties of such separate or additional trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such separate or additional trustee.

         (c) All provisions of this Agreement which are for the benefit of the Owner Trustee shall extend to and apply to each separate or additional trustee appointed pursuant to the foregoing provisions of this Section 9.2.

         (d) Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred or imposed upon the Owner Trustee in respect of the custody, control and management of moneys, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

                  (iii) no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

                  (iv) no trustee hereunder shall be personally liable by reason of any action or omission of any other trustee hereunder;

                  (v) the Owner Participant, at any time, by an instrument in writing may remove any such additional trustee; and

                  (vi) no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Indenture or affect the interests of the Loan Trustee or the Noteholder in the Indenture Estate.

         (e) If at any time the Owner Participant shall deem it no longer necessary or prudent in order to conform to any applicable law or shall be advised by its counsel that it is no longer necessary or prudent in the interest of the Owner Trustee or the Owner Participant to maintain the appointment of such additional or separate trustee as provided herein, the Owner Participant and the Owner Trustee shall execute and deliver any agreement supplemental hereto and all other instruments and agreements necessary or proper to remove any such additional or separate trustee.

                                   ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS
                     TO TRUST AGREEMENT AND OTHER DOCUMENTS

         Section 10.1. Supplements and Amendments and Delivery Thereof. Subject to Section 12(d) of the Participation Agreement, this Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and Owner Participant. Subject to Section 10.2 hereof and the applicable provisions of the Participation Agreement and Indenture, the Owner Trustee will execute any amendment, supplement or other modification of this Agreement or any other Operative Documents to which the Owner Trustee is a party which it is requested to execute by Owner Participant except that Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the above documents, requires the consent of any other party unless such consent shall have been obtained; and provided, that, without the prior written consent of Owner Participant, Owner Trustee shall not execute any such supplement, amendment or modification.

         Section 10.2. Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of
Section 10.1 hereof, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder and under the other Operative Documents. If in the reasonable opinion of the Owner Trustee any such document materially adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document unless Owner Trustee is furnished with indemnification from Lessee or any other party upon terms and in amounts reasonably satisfactory to Owner Trustee to protect the Trust Estate and the Owner Trustee against any and all liabilities, costs and expenses arising out of the execution of such documents.

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

         Section 10.3. Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.1 hereof to specify the particular form of the proposed documents to be executed pursuant to such Section 10.1, but it shall be sufficient if such request shall indicate the substance thereof.

         Section 10.4. Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section 10.1 hereof, the Owner Trustee shall mail, by certified mail, postage prepaid or send by air courier, a conformed copy thereof to the Owner Participant, the Loan Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

         Section 10.5. No Request Needed as to Lease Supplement and Trust Indenture Supplement. No written request pursuant to Section 10.1 hereof shall be required to enable Owner Trustee to enter into, pursuant to Section 3.1 hereof and the Indenture, the Indenture Supplement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1. Termination of Trust Agreement. This Agreement and the trust created hereby shall terminate and be of no further force or effect upon the earlier of (a) sale, transfer or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement and the Lien of the Indenture shall have been discharged with respect to the Trust Estate or (b) 90 years after the date of the earliest execution of this Agreement by any party hereto, but if this Agreement and the trust created hereby shall be or become authorized under applicable law to be valid for a period subsequent to 90 years after the earliest execution of this Agreement by any party hereto (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity of this Agreement and the trust created hereby for a period in gross exceeding the period for which this Agreement and the trust created hereby are hereinabove stated to extend and be valid), then this Agreement and the trust created hereby shall not terminate under this subsection (b) but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until the day preceding such date as the same shall, under applicable law, cease to be valid; otherwise this Agreement and the trust created hereby shall continue in full force and effect in accordance with the term hereof, subject to the Owner Participant's right to revoke the trust created hereby and cause the Trust Estate (to the extent applicable, subject to the Lien of the Indenture and the right of Lessee to approve such revocation) to be distributed.

         Irrespective of any other provision of this Agreement, but subject to
Section 12(d) of the Participation Agreement, the Owner Participant, at its sole option, may, at any time after the discharge of the Lien of the Indenture in accordance with its terms, revoke the trust created hereby and vest in itself title to the Aircraft, moneys or other property, proceeds and rights comprising the Trust Estate upon delivery of written instructions to such effect to the Owner Trustee. Upon receipt of such instructions and the satisfaction of all liabilities of the Owner Participant to the Owner Trustee hereunder, the Owner Trustee shall transfer to the Owner

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

Participant the Aircraft, moneys or other property, proceeds and rights comprising the Trust Estate and the trust created hereby shall thereupon terminate. In the event of the transfer of the Aircraft, moneys and other property, proceeds and rights comprising the Trust Estate to the Owner Participant, the Owner Participant will, to the extent of the Trust Estate and to no greater extent, discharge the obligations of the Owner Trustee hereunder and under the Operative Documents to which the Owner Trustee is a party (as such obligations are limited in said instruments) (other than any obligations or liabilities for which the Bank is answerable or accountable pursuant to this Agreement or any other Operative Document to which the Owner Trustee is a party, including without limitation, any obligation or liabilities attributable to the Owner Trustee's gross negligence, willful misconduct or breach of any representation, warranty, covenant or agreement in any such Operative Document). In the event of such transfer, pursuant to this Section 11.1, the Owner Participant will execute a written instrument or instruments in form and substance satisfactory to the other parties thereto and their counsel, evidencing the Owner Participant's full assumption of the aforementioned obligations of the Owner Trustee. Nothing contained in this Section 11.1 shall be deemed to impose on the Owner Participant any liability or obligation in the event that the trust created hereby are terminated (whether by operation of law or otherwise) other than expressly in accordance with the terms of this Section 11.1.

         Irrespective of any other provision of this Agreement, so long as any Equipment Note is outstanding, the Owner Participant may not terminate or revoke the trust created hereby without the prior written consent of the Loan Trustee.

         Section 11.2. Owner Participant Has No Legal Title to Trust Estate. The Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

         Section 11.3. Assignment, Sale, etc. of Aircraft. Any assignment, sale, transfer or other conveyance of the Aircraft or any part thereof by the Owner Trustee made pursuant to the terms hereof or of the other Operative Documents shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to the Aircraft or any part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 11.4. Trust Agreement for Benefit of Certain Parties Only. Except for the terms of Section 19(c) of the Participation Agreement incorporated in Article VIII hereof and except as otherwise provided in Articles II, V and IX and Sections 10.1 and 10.4 hereof, nothing herein, whether expressed or implied, shall be construed to give any person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Agreement; but this Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

         Section 11.5. Citizenship of Owner Participant. If at any time there shall be more than one Owner Participant, then any Owner Participant who shall cease to be a Citizen of the United States shall have no voting or similar rights under this Agreement and shall have no right to direct, influence or limit the exercise of, or to prevent the direction or influence of, or place any limitation on the exercise of, Owner Trustee's authority or to remove Owner Trustee.

         Section 11.6. Notices. Unless otherwise expressly permitted by the terms of this Agreement, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be personally delivered, sent by telecopy , telex or other means of electronic facsimile or telecommunication transmission, sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective telex, telecopy or other number or address set forth for such party as set forth in Section 18 of the Participation Agreement, or to such other telex, telecopy or other number or address as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by telecopy or other means of electronic facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, in the U.S. mail.

         Section 11.7. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If, however, any law pursuant to which such provisions are held prohibited or unenforceable may be waived, such law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

         Section 11.8. Waivers, etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

         Section 11.9. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together in one or more counterparts), each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.10. Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII hereof, its assigns. Any request, notice, direction, consent, waiver or other instrument or action by Owner Participant shall bind its successors and assigns. Any Owner Participant which shall cease to have any ownership interest shall thereupon cease to be a party hereto or an Owner Participant for any reason and shall have no further obligations hereunder.

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

         Section 11.11. Headings; References. THE HEADINGS AND THE TABLE OF CONTENTS OF THE VARIOUS ARTICLES AND SECTIONS USED HEREIN ARE FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT DEFINE OR LIMIT ANY OF THE TERMS OR PROVISIONS HEREOF AND SHALL NOT IN ANY WAY EFFECT THE CONSTRUCTION OF, OR BE TAKEN INTO CONSIDERATION IN INTERPRETING THIS AGREEMENT.

         Section 11.12. GOVERNING LAW. THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 11.13. Performance by Owner Participant. Any obligation of the Bank or the Owner Trustee hereunder or under any other Operative Document or other document contemplated hereby, may be performed by the Owner Participant (without any obligation of Owner Participant to do so), and any such performance shall not be construed as a revocation of the trusts created hereby.

         Section 11.14. Limitation on Owner Participant's Liability. The Owner Participant shall not have any liability for the performance of this Trust Agreement, except as expressly set forth herein.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           THAYER LEASING COMPANY-1


                                           By: /s/ J.B. Matthews, Jr.
                                               -----------------------
                                               Name: J.B. Matthews, Jr.
                                               Title: Senior Director


                                           WELLS FARGO BANK NORTHWEST,
                                               NATIONAL ASSOCIATION
                                               in its individual capacity and
                                               as Owner Trustee


                                           By: /s/ Nancy M. Dahl
                                               -----------------------
                                               Name: Nancy M. Dahl
                                               Title: Vice President



                                 SIGNATURE PAGE

AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)

                                                                     SCHEDULE A


                              AIRCRAFT DESCRIPTION


One McDonnell Douglas MD-83 Aircraft bearing U.S. Registration Number N9630A and Airframe Manufacturer's Serial No. 53561 with two Pratt & Whitney Model JT8D-219 engines bearing engine manufacturer's serial nos. P728123D and P728124D.


SCHEDULE A TO AMENDED & RESTATED TRUST AGREEMENT (AA EETC 2001-1)